Exhibit 99.2

SURNA MEDIA INC.

Unaudited Pro Forma Condensed Combined Financial Statements

Introduction to Pro Forma Financial Statements

The following unaudited pro forma financial presentation gives effect to the acquisition by Surna Inc. (“Surna”, "we") of Surna Media Inc. (“SMI"), by way of a share exchange on September 1, 2011 as if the transaction had occurred on June 30, 2011 with respect to the unaudited condensed pro forma combined balance sheet and as if the transactions had occurred on June 14, 2010, the date of inception of SMI, with respect to the unaudited pro forma condensed combined statements of operations. The unaudited pro forma combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the transactions. The unaudited pro forma combined statements of operations are presented for illustrative purposes and do not purport to represent what results of operations would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods.

The unaudited pro forma combined consolidated financial statements are based upon the respective historical financial statements of Surna and SMI. These unaudited pro forma condensed combined financial statements should be read in conjunction with:

(i)

Surna’s separate historical unaudited consolidated financial statements and the related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2011;

(ii)

Surna’s separate historical audited consolidated financial statements and the related notes for the year ended November 30, 2010 included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2010;

(iii)

SMI’s separate historical unaudited consolidated financial statements and related notes as of and for the period ended June 30, 2011, included in this Form 8-K as Exhibit 99.1;

(iv)

SMI’s separate historical audited consolidated financial statements and related notes as of and for the periods ended December 31, 2010, included in this Form 8-K as Exhibit 99.1;

(v)

the accompanying notes to the unaudited pro forma condensed combined financial statements.

As previously disclosed in Surna's Current Report on Form 8-K filed with the SEC on August 10, 2011, we reported that we entered into a Share Exchange Agreement (the “Agreement”) with SMI and its shareholders wherein we agreed to exchange 20,000,000 restricted shares of our common stock for all of the issued and outstanding shares of common stock of SMI.  SMI owns 100% of Surna Hongkong Limited, a Hong Kong limited liability company which in turn owns 100% of Flying Cloud Information Technology Co. Ltd., an enterprise organized in Pudong, Shanghai under the laws of the People’s Republic of China.  SMI and its wholly owned subsidiary entities are engaged in the business of developing web and mobile games and social networks. Closing will occur upon satisfaction of certain conditions precedent as set forth in paragraph no. 4 of the Agreement. SMI is controlled by Lim Clarke & Co Limited, which is owned and controlled by Richard Clarke, our president and a director and by Cherry Ping-Wai LIM, one of our directors.

On September 1, 2011, the parties to the foregoing agreement completed the terms thereof which resulted in our acquisition of SMI, which owns 100% of Surna Hongkong Limited, which in turn owns 100% of Flying Cloud Information Technology Co. Ltd.  On said date we issued 20,000,000 restricted shares of common stock to interest owners of SMI in exchange for all of their interest in SMI. SMI thereby became our wholly owned subsidiary entity.

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The unaudited pro forma condensed combined financial statements are intended for informational purposes only. The unaudited pro forma adjustments represent management’s estimates based on information available at this time and are not necessarily indicative of the financial position or results of operations of Surna had the SMI Acquisition actually been effected as of the date indicated, nor are they indicative of Surna’s future financial position or results of operations.

The historical financial information has been adjusted to give effect to pro forma events that are: (1) directly attributable to the acquisition and (2) factually supportable and reasonable under the circumstances. There are no events that are expected to have a continuing impact and therefore, no adjustments to the pro forma condensed combined statement of operations were made in that regard. The unaudited pro forma condensed combined financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the SMI Acquisition.

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SURNA MEDIA INC. (a development stage company)
Pro Forma Combined Balance Sheets
(Unaudited)
(U.S. Dollars)
	Historical		Pro Forma
	Surna Inc.	Surna Media Inc.
	August 31,	June 30,
	2011	2011	Adjustments		Combined

ASSETS
Current Assets
Cash	$4,934	$14,484	$-		$19,418
Prepaid expenses	2,278	-	-		2,278
Accounts receivable	223	-	-		223
Total Current Assets	7,435	14,484	-		21,919

Equipment	40,000	-	-		40,000

TOTAL ASSETS	$47,435	$14,484	$-		$61,919

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIBILITIES
Accounts payable and accrued liabilities	$7,530	$3,770	$-		$11,300
Amount due to related party	2,952	1,198,470	-		1,201,422

TOTAL LIABILITIES	$10,482	$1,202,240	$-		$1,212,722

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, - shares issued and outstanding	$-	$-	$-		$-
Common stock, $0.00001 par value; 100,000,000 shares authorized, 99,375,000 at August 31, 2011 shares issued and outstanding	794	525	200	(a)	1,519
Additional paid-in capital	137,706	-	(200)	(a)	137,506
Accumulated other comprehensive loss	-	(472)	-		(472)
Deficit accumulated during the development stage	(101,547)	(1,187,809)	-		(1,289,356)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	$36,953	$(1,187,756)	$-		$(1,150,803)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$47,435	$14,484	$-		$61,919

See accompanying notes to unaudited pro forma condensed combined financial statements.

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SURNA MEDIA INC.
(a development stage company)
Pro Forma Combined Statements of Operations and Other Comprehensive Income
(U.S. Dollars)

	Historical		Pro Forma
	Surna Inc.	Surna Media Inc.
	For the year ended November 30, 2010	June 14, 2010 (inception) to December 31, 2010	Adjustments	Combined
General and administrative expenses	$24,726	$97,329	$-	$122,055

Loss from operations	$24,726	$97,329	$-	$122,055

Net loss	$24,726	$97,329	$-	$122,055
Foreign currency translation adjustment	-	-	-	-
Comprehensive loss	$24,726	$97,329	$-	$122,055

See accompanying notes to unaudited pro forma condensed combined financial statements

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SURNA MEDIA INC.
(a development stage company)
Pro Forma Combined Statements of Operations and Other Comprehensive Income
(U.S. Dollars)

	Historical		Pro Forma
	Surna Inc.	Surna Media Inc.	Surna Media Inc.
	For the nine months ended August 31, 2011	For the six months ended June 30, 2011	For the three months ended December 31, 2010	Adjustments	Combined

Revenue	$223	$-	$-	$-	$223

Cost of Revenue	(3,472)	-	-	-	(3,472)

Gross profit	(3,249)	-	-	-	(3,249)

General and administrative expenses	(58,572)	(1,090,480)	(73,371)	-	(1,222,423)

Net loss	$(61,821)	$(1,090,480))	$(73,371)	$-	$(1,225,672)

Foreign currency translation adjustment	-	(472)	-	-	(472)

Comprehensive loss	$(61,821)	$(1,090,952)	$(73,371)	$-	$(1,226,144)

See accompanying notes to unaudited pro forma condensed combined financial statements

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SURNA MEDIA INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

Acquisition of Surna Media Inc.

On September 1, 2011, we entered into a Share Exchange Agreement (the “Agreement”) with SMI and its shareholders wherein we exchanged 20,000,000 common shares for all of the issued and outstanding shares of common stock of SMI.  SMI owns 100% of Surna Hongkong Limited, a Hong Kong limited liability company which in turn owns 100% of Flying Cloud Information Technology Co. Ltd., an enterprise organized in Pudong, Shanghai under the laws of the People’s Republic of China.

Accounting Treatment For The Acquisition of SMI by Surna

As of September 1, 2011, SMI will be accounted for as a wholly-owned subsidiary of Surna. The transaction that resulted in the new subsidiary for Surna was considered a reorganization of entities under common control since both SMI and Surna were under the common control of Richard Clarke ("Clarke") and Cherry Ping-Wai LIM ("Lim") prior to the reorganization. Prior to the reorganization Clarke and Lim controlled approximately 52.5% of the outstanding common stock of SMI and approximately 95% of the outstanding common stock of Surna. In accordance with Accounting Standard Codification 805-50, Business Combination- Transactions Between Entities Under Common Control, the SMI acquisition will be accounted for in a manner similar to a pooling of interests which means that the historical basis of the net assets of SMI will be combined with those of Surna beginning in the period that the transaction occurred. Results of operations for that period will thus comprise those of Surna and SMI combined from the beginning of all periods presented. There were no intra-entity transactions between Surna and SMI prior to the acquisition.

Pro Forma Presentation of SMI Acquisition

Prior to the acquisition, SMI and its wholly owned subsidiaries were privately-held companies and their fiscal year ends are December 31, which differs from Surna's fiscal year end of November 30. In accordance with the accounting guidance under Regulation S-X Rule 3A-02 (FASB ASC 810-10-S99), the Statements of Operations and Other Comprehensive Income and Balance Sheets for Surna and SMI were combined for pro forma presentation with the following periods:

The Pro FormaCombined Statements of Operations include the operations of Surna for the year ended November 30, 2010, combined with the operations of SMI from June 14, 2010 (inception) to December 31, 2010, and the operations of Surna for the nine months ended August 31, 2011, combined with the operations of SMI for the nine months ended June 30, 2011.

The Pro Forma Combined Balance Sheet includes the financial position of Surna as of August 31, 2011 and the financial position of SMI as of June 30, 2011.

NOTE 2 - PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated balance sheet and statements of operations give effect to the following pro forma adjustments:

(a) As a result of the Share Exchange Agreement with SMI, Surna agreed to exchange 20,000,000 restricted shares of common stock for all of the issued and outstanding shares of common stock of SMI. With a $0.00001 par value, the exchange of shares results in an increase of $200 in Common Stock and a decrease of $200 in Additional Paid-in Capital.

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